UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K AMENDMENT No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 9, 2013
Date of Report (Date of earliest event reported)

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

Duma Energy Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following board of directors provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Please note:  Our new name is Hydrocarb Energy Corporation (formally, Duma Energy Corp.).

In a previous Form 8-K filed December 9, 2013, we reported that we had acquired 100% of the equity of Hydrocarb Corporation, which is now our wholly-owned subsidiary.

The following is the audit of Hydrocarb Corporation and the pro forma of the consolidated financial statements of Hydrocarb Corporation and Hydrocarb Energy Corporation as of Hydrocarbon Energy Corporation’s most recent fiscal quarter end which was October 31, 2013.

Item 9.01	Financial Statements

(a)	Audit of Hydrocarb Corporation

(b)	Pro forma

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROCARB ENERGY CORP.

Date: February 24, 2014	/s/ Pasquale Scaturro
	Name:	Pasquale Scaturro
	Title:	Principal Accounting Officer and CEO

The Board of Directors
Hydrocarb Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hydrocarb Corporation and its subsidiaries (collectively, the “Company”) as of October 31, 2013 and December 31, 2012, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hydrocarb Corporation and its subsidiaries as of October 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
February 24, 2014

HYDROCARB CORPORATION
(an Exploration stage company)
CONSOLIDATED BALANCE SHEETS

	October 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$42,514	$29,623
Accounts receivable	6,103	43,170
Accounts receivable – related party	25,559	245,630
Prepaid expenses	38,842	20,066
Total current assets	113,018	338,489

Available for sale securities	3,515,171	1,173,000
Note receivable – related party	1,000,000	2,400,000
Oil and gas properties, accounted for using the full cost method of accounting – unevaluated property	910,543	361,747
Property and equipment, net of accumulated depreciation of $50,551 and $51,705, respectively	58,502	36,093

Total assets	$5,597,234	$4,309,329

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$48,117	$15,672
Accounts payable – related party	1,338,658	9,408
Deferred gain	177,750	-
Accrued interest payable	85,530	62,972
Total current liabilities	1,650,055	88,052

Total liabilities	1,650,055	88,052

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, $400 par value, 10,000 shares authorized, 4,225 shares issued and outstanding at October 31, 2013 and December 31, 2012	1,690,000	1,690,000
Common stock, $0.001 par; 500,000,000 authorized shares; 68,881,807 and 62,322,550 shares issued and outstanding at October 31, 2013 and December 31, 2012, respectively	68,882	62,322
Additional paid-in capital	466,348	466,348
Stock subscription receivable	-	(24,511)
Earnings accumulated during the exploration stage	1,826,825	1,701,321
Accumulated other comprehensive income (loss)	(74,396)	350,750
Total stockholders’ equity	3,977,659	4,246,230
Noncontrolling interests	(30,480)	(24,953)
Total equity	3,947,179	4,221,277

Total liabilities and stockholders’ equity	$5,597,234	$4,309,329

 The accompanying notes are an integral part of these consolidated financial statements

HYDROCARB CORPORATION
(an Exploration stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Ten months ended October 31, 2013	Year ended December 31, 2012

Operating expenses
General and administrative expense	$803,287	$906,459
Depreciation and amortization	3,414	34,886
Loss on sale of assets	-	14,053
Total operating expenses	806,701	955,398

Loss from operations	(806,701)	(955,398)

Other income (expense)
Consulting and other income	856,121	3,288,980
Interest income	98,633	-
Interest expense	(22,558)	(62,972)
Foreign currency transaction gain (loss)	(5,518)	21,555
Other income (expense), net	926,678	3,247,563

Net income	119,977	2,292,165

Less: Net loss attributable to noncontrolling interests	(5,527)	(14,024)

Net income attributable to Hyrdrocarb Corporation	125,504	2,306,189

Deemed dividends on preferred stock	(108,441)	-

Net income attributable to common shareholders of Hydrocarb Corporation	$17,063	$2,306,189

Other comprehensive loss, net of tax:
Change in market value of available for sale securities, including unrealized loss and reclassification adjustments to net income, net of income tax of $0 and $0	(425,146)	350,750

Comprehensive Loss	$(299,642)	$2,656,939

Basic and diluted loss per common share	$0.00	$0.04

Weighted average shares outstanding (basic and diluted)	63,725,023	62,322,500

The accompanying notes are an integral part of these consolidated financial statements

HYDROCARB CORPORATION
(an Exploration stage company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in	Stock subscription	Earnings accumulated during exploration	Accumulated other comprehensive
	Shares	Amount	Shares	Amount	Capital	receivable	Stage	Income	Total

Balance at December 31, 2011	-	-	62,322,550	$62,322	$768,645	$(326,808)	$(604,868)	$-	$(100,709)

Preferred stock issued for debt	4,225	1,690,000	-	-	-	-	—	—	1,690,000
Change in price of common stock sold	-	-	-	-	(302,297)	302,297	—	—	-
Unrealized gain on available for sale securities	-	-	-	-	-	-	-	350,750	350,750
Net income	-	-	—	—	—	-	2,306,189	-	2,306,189

Balance at December 31, 2012	4,225	1,690,000	62,322,550	$62,322	$466,348	(24,511)	$1,701,321	$350,750	$4,246,230

Common stock issued for subscription receivable	-	-	6,559,257	6,560	-	-	—	—	6,560
Cash received for stock subscription	-	-	—	—	-	24,511	—	—	24,511
Realized gain on available for sale securities	-	-	—	—	-	-	—	(350,750)	(350,750)
Unrealized loss on available for sale securities	-	-	—	—	-	-	—	(74,396)	(74,396)
Net income	-	-	—	—	—	-	125,504	-	125,504

Balance at October 31, 2013	4,225	1,690,000	68,881,807	$68,882	$466,348	-	$1,826,825	$(74,396)	$3,927,659

The accompanying notes are an integral part of these consolidated financial statements

HYDROCARB CORPORATION
(an Exploration stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Ten months ended October 31, 2013	Year ended December 31, 2012
Cash Flows From Operating Activities
Net income	$119,977	$2,292,165
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation amortization	3,414	34,886
Loss on theft of assets	-	14,053
Changes in operating assets and liabilities:
Accounts receivable	(922,571)	(3,511,050)
Prepaid expenses and other current assets	(18,776)	37,080
Accounts payable	32,445	(61,451)
Accrued expenses	12,700	62,970
Net cash used in operating activities	(772,811)	(1,131,347)

Cash Flows From Investing Activities
Cash paid for purchase of oil and gas properties	(548,796)	(181,918)
Cash paid for purchase of property and equipment	(25,823)	(14,538)
Net cash used in investment activities	(574,619)	(196,456)

Cash Flows From Financing Activities
Borrowings from related parties	1,329,250	1,217,421
Proceeds from sale of stock	31,071	-
Net cash provided by financing activities	1,360,321	1,217,421

Net increase (decrease) in cash	12,891	(110,382)
Cash at beginning of period	29,623	140,005
Cash at end of period	$42,514	$29,623

Supplemental Disclosures:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Non-cash investing and financing
Settlement of debt with preferred stock	$-	$1,690,000
Unrealized gain (loss) on marketable securities	74,396	350,750
Settlement of receivables in shares	3,589,567	-
Sale of shares for note receivable	1,000,000	822,250

The accompanying notes are an integral part of these consolidated financial statements

HYDROCARB CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of business and basis of presentation

Hydrocarb Corporation (“we”, “us”, “Hydrocarb”, the “Company”) was incorporated in the state of Nevada in December 2009 for the purpose of oil and gas exploration, development, and production onshore the Republic of Namibia. We own 100% of Hydrocarb Texas Corporation, a Texas corporation (“HCT”), Hydrocarb Namibia Energy (Proprietary) Limited, a Namibia corporation (“HNA”), and Hydrocarb Guinea SARL, a Republic of Guinea Corporation (“HG”). In addition, we own 95% of Otaiba Hydrocarb LLC, domiciled in Abu Dhabi, United Arab Emirates (“Otaiba”). The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Hydrocarb; our wholly owned subsidiaries, HCT, HNA and HG; and our majority owned subsidiary, Otaiba Hydrocarb. All significant intercompany accounts and transactions have been eliminated in consolidation.

Noncontrolling interests

Our consolidated financial statements include the accounts of all subsidiaries where we hold a controlling financial interest. We have a controlling financial interest if we own a majority of the outstanding voting common stock and minority shareholders do not have substantive participating rights, we have significant control over an entity through contractual or economic interests in which we are the primary beneficiary or we have the power to direct the activities that most significantly impact the entity's economic performance. The ownership interests in subsidiaries held by third parties are presented in the consolidated balance sheet within equity, but separate from the parent’s equity, as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Exploration Stage Company

The Company’s financial statements are prepared in accordance with the provisions of ASC 915 Development Stage Enterprises, as it devotes substantially all of its efforts to acquiring and exploring oil and gas interests that management believes should eventually provide sufficient net profits to sustain the Company’s existence. Until such interests are engaged in commercial production, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with this standard.

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods. We base our estimates and judgments on historical experience and on various other assumptions and information that we believe to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.

Significant areas requiring management’s estimates and assumptions include the determination of the fair value of transactions involving stock-based compensation and financial instruments.

Actual results may differ from the estimates and assumptions used in the preparation of our consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents are all highly liquid investments with an original maturity of three months or less at the time of purchase and are recorded at cost, which approximates fair value.

Our functional currency is the United States dollars. Transactions denominated in foreign currencies are translated into their United States dollar equivalents using current exchange rates. Monetary assets and liabilities are translated using exchange rates that prevailed as of the balance sheet date. Non-monetary assets and liabilities are translated using exchange rates that prevailed as of the transaction date. Revenue, if applicable and expenses are translated using average exchange rates over the accounting period. We have had no revenue denominated in foreign currencies. Gains or losses resulting from foreign currency transactions are included in results of operations.

Receivables and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount and do not bear any interest. We regularly review collectability and establish or adjust an allowance for uncollectible amounts as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that a reserve for uncollectible amounts was not required in the periods presented.

Accounts receivable – related party includes amounts owed to the Company from employees and other related parties.

Available for sale securities

We invest in marketable equity securities which are classified as available for sale. The first in first out method is used to determine the cost basis of our equity securities sold. Available-for-sale securities are marked to market based on the fair values of the securities determined in accordance with ASC Section 820 (Fair Value Measurement), with the unrealized gains and losses, net of tax, reported as a component of Accumulated other comprehensive income (loss).

Prepaid expenses

Prepaid expenses consist primarily of prepaid rent and insurance.

Concentrations

We place cash with high quality financial institutions and at times may exceed the federally insured limits. We have not experienced a loss in such accounts nor do we expect any related losses in the near term.

Oil and natural gas properties

We account for our oil and natural gas producing activities using the full cost method of accounting as prescribed by the SEC. Under this method, subject to a limitation based on estimated value, all costs incurred in the acquisition, exploration, and development of proved oil and natural gas properties, including internal costs directly associated with acquisition, exploration, and development activities, the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized within a cost center. Costs of production and general and administrative corporate costs unrelated to acquisition, exploration, and development activities are expensed as incurred.

Costs associated with unevaluated properties are capitalized as oil and natural gas properties but are excluded from the amortization base during the evaluation period. When we determine whether the property has proved recoverable reserves or not, or if there is an impairment, the costs are transferred into the amortization base and thereby become subject to amortization.

We assess all items classified as unevaluated property on at least an annual basis for inclusion in the amortization base. We assess properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate that there would be impairment, or if proved reserves are assigned to a property, the cumulative costs incurred to date for such property are transferred to the amortizable base and are then subject to amortization.

Capitalized costs included in the amortization base are depleted using the unit of production method based on proved reserves. Depletion is calculated using the capitalized costs included in the amortization base, including estimated asset retirement costs, plus the estimated future expenditures to be incurred in developing proved reserves, net of estimated salvage values.

Sales or other dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change.

Impairment

The net book value of all capitalized oil and natural gas properties within a cost center, less related deferred income taxes, is subject to a full cost ceiling limitation which is calculated quarterly. Under the ceiling limitation, costs may not exceed an aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent using current prices, plus the lower of cost or market value of unproved properties included in the amortization base, plus the cost of unevaluated properties, less any associated tax effects. Any excess of the net book value, less related deferred tax benefits, over the ceiling is written off as expense. Impairment expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period. We had no proved reserves as of October 31, 2013 and December 31, 2012; therefore, no impairment test was performed.

Property and equipment, other than oil and gas

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related asset, generally three to five years. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service. We perform ongoing evaluations of the estimated useful lives of the property and equipment for depreciation purposes. Maintenance and repairs are expensed as incurred.

Property and equipment consist primarily of vehicles, office equipment and leasehold. We recognized depreciation expense of $3,414 and $34,886 for the ten months ended October 31, 2013 and the year ended December 31, 2012, respectively.

Impairment of long-lived assets

We periodically review our long-lived assets, other than oil and gas property, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. We recorded no impairment on our non-oil and gas long-lived assets during the ten months ended October 31, 2013 and the year ended December 31, 2012, respectively.

Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. Operating costs and taxes are recognized in the same period in which revenue is earned.

Other income (expense)

We earned net consulting income of $856,121 and $3,288,980 for the ten months ended October 31, 2013 and the year ended December 31, 2012, respectively. This amount includes $531,625 and $3,192,677, respectively, earned from Hydrocarb Energy Corporation (See Note 4.). Consulting income represents income earned for geological consulting services and asset acquisition consulting. It is included in other income (expense) on the statement of operations as it does not represent revenue earned by the Company in the course of its normal operations.

Income taxes

We account for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair value

Accounting standards regarding fair value of financial instruments define fair value, establish a three-level hierarchy which prioritizes and defines the types of inputs used to measure fair value, and establish disclosure requirements for assets and liabilities presented at fair value on the consolidated balance sheets.

Fair value is the amount that would be received from the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants. A liability is quantified at the price it would take to transfer the liability to a new obligor, not at the amount that would be paid to settle the liability with the creditor.

The three-level hierarchy is as follows:
●	Level 1 inputs consist of unadjusted quoted prices for identical instruments in active markets.
●	Level 2 inputs consist of quoted prices for similar instruments.
●	Level 3 valuations are derived from inputs which are significant and unobservable and have the lowest priority.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The following table presents assets that were measured and recognized at fair value as of October 31, 2013 and December 31, 2012 and the periods then ended on a recurring and nonrecurring basis:

October 31, 2013 Description	Level 1	Level 2	Level 3	Total Realized Loss
Available for sale securities	$3,515,171	$—	$—	$—
Totals	$3,515,171	$—	$—	$—

October 31, 2012 Description	Level 1	Level 2	Level 3	Total Realized Loss
Available for sale securities	$1,173,000	$—	$—	$—
Totals	$1,173,000	$—	$—	$—

Earnings per share

We compute basic earnings per share using the weighted average number of shares of common stock outstanding during each period. For the ten months ended October 31, 2013 and the year ended December 31, 2012, there were no potential dilutive securities.

Contingencies

Environmental

We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

Accumulated Other Comprehensive Income (Loss), net of tax

We follow the provisions of ASC 220, "Comprehensive Income", which establishes standards for reporting comprehensive income. In addition to net loss, comprehensive loss includes all changes to equity during a period, except those resulting from investments and distributions to the owners of the Company. The components of accumulated other comprehensive loss:

Accumulated Other Comprehensive Loss
Accumulated other comprehensive loss at December 31, 2012	$350,750
Reclassification into earnings	(350,750)
Unrealized loss on available for sale securities	(74,396)
Accumulated other comprehensive loss at October 31, 2013	$(74,396)

Recent accounting pronouncements

Income Taxes

In July 2013, the Financial Accounting Standards Board (FASB) amended the Income Taxes Topic of the Accounting Standards Codification (ASC) to eliminate diversity in practice for the presentation of unrecognized tax benefits when net operating loss carryforwards, similar tax losses, or tax credit carryforwards exist. The amendment requires that the unrecognized tax benefit be presented as a reduction of the deferred tax assets associated with the carryforwards except in certain circumstances when it would be reflected as a liability. This amendment is effective for us beginning in 2014 and we are still evaluating the impact of adoption on our consolidated financial condition.

Foreign Currency

In March 2013, the FASB amended the Foreign Currency Matters Topic of the ASC to clarify the appropriate accounting when a parent ceases to have a controlling interest in a subsidiary or group of assets that is a business within a foreign entity. This clarification provides that the cumulative translation adjustment should only be released into net income if the loss of controlling interest represents complete or substantially complete liquidation of the foreign entity in which the subsidiary or asset group had resided. This amendment is effective for us starting with our first quarter of 2014 and adoption would impact our consolidated financial condition and results of operations if we dispose of a foreign entity.

Comprehensive Income

In February 2013, the FASB amended the Comprehensive Income Topic of the ASC to require reporting of amounts reclassified out of accumulated comprehensive income by component. We are required to present significant amounts reclassified to net income in their entirety by income statement line item and to cross reference any disclosure elsewhere in the notes for amounts reclassified in less than their entirety. We adopted this amendment effective January 1, 2013 and the appropriate disclosures are contained in Note 1.

Note 2 – Available for Sale Securities

Beginning in August 2012, we owned marketable equity securities, which are classified as available for sale. Marketable securities consist of shares of common stock of Hydrocarb Energy Corporation.

During the ten months ended October 31, 2013, we sold 575,000 shares of common stock of Hydrocarb Energy Corporation in exchange for a note receivable from an employee in the amount of $1,000,000 (See Note 4.). As a result, we recognized a realized gain on sale of available for sale securities of $177,750.

As of October 31, 2013, we hold available for sale securities in the amount of $3,515,171. Available for sale securities consist of 1,859,879 shares of common stock of Hydrocarb Energy Corporation (formerly Duma Energy Corporation) with a cost basis of $3,589,567. As of October 31, 2013, we have recorded an unrecognized loss on available for sale securities in the amount of $74,396.

As of December 31, 2012, we held available for sale securities in the amount of $1,173,000 which consisted of 575,000 shares of common stock of Hydrocarb Energy Corporation with a cost basis of $802,250. As of December 31, 2012, we had recorded an unrecognized gain on available for sale securities in the amount of $350,750. (See Note 4)

Note 3 – Oil and Gas Properties

Oil and natural gas properties as of October 31, 2013 and December 31, 2012 consisted of the following:

	October 31, 2013	December 31, 2012

Unevaluated properties	910,543	361,747
Net oil and gas properties	$910,543	$361,747

Unevaluated Properties

Namibia, Africa.

In 2011, we acquired a 90% (100% cost responsibility) working interest in a concession in Namibia, Africa. This property is a 5.3 million-acre concession in northern Namibia in Africa. During September 2012, we farmed out a 39% (43.33% cost responsibility) working interest) in the concession to Hydrocarb Energy Corporation. We are currently the operator and have retained a 51% (56.67% cost responsibility) working interest in the concession.

Through October 31, 2013, we have incurred total costs of $910,543. The concession specifies the following minimum cost responsibilities on an 8/8ths basis:

1)	Initial Exploration Period (expires September 2015): Perform a hydrocarbon potential study, gather and review existing technical data including reprocessing of seismic lines, and acquire and process 750 kilometers of new 2D seismic data. The minimum expenditure is $4,505,000.
2)	First renewal exploration period (two years from end of the initial exploration period): Acquire 200 square kilometers of 3D seismic data, interpret and map the data, design a drilling program, drill one well, conduct an environmental study, and relinquish 25% of the Exploration license area. The minimum expenditure is $17,350,000.
3)	Second Renewal (Production License) Exploration Period (25 years): report on reserves and production, conduct and environmental study. The minimum expenditure is $300,000.

Note 4 – Notes Receivable – Related Party

Hydrocarb Energy Corporation Note Receivable

During September 2012, in conjunction with the farmout of the Namibia concession (See Note 3.), Hydrocarb Energy Corporation entered into a Consulting Services Agreement with the Company (the "Consulting Agreement”). The Consulting Agreement obligated Hydrocarb Energy Corporation to pay us a consulting fee (the "Fee") of $2,400,000 as follows:

(a) $800,000 on September 6, 2012, which was 15 days from the date that the Minister of Mines and Energy consented to the assignment of 39% working interest in the Namibian concession to Hydrocarb Energy Corporation, and

(b) $1,600,000 note payable, with principal payments of $800,000 each due on August 7, 2013 and August 7, 2014.

Interest accrued on the principal amount at the rate of 5% per annum, calculated semi-annually and payable in arrears. At Hydrocarb Energy Corporation’s sole discretion, it could pay the first tranche of the Fee and principal associated with the note payable using Hydrocarb Energy Corporation common stock. Hydrocarb Energy Corporation was required to pay a late fee of 10% per quarter for any outstanding balance of the Fee under the Consulting Agreement which will commence 30 calendar days from the date that the Fee or portion of the Fee is due, which by the terms of the Consulting Agreement may only be paid in cash.

In October 2013, Hydrocarb Energy Corporation settled the then-outstanding $2,400,000 Fee, $480,000 of penalty income and $73,630 of interest and late fees associated with the receivable and $635,937 of joint interest billings owed to us by the issuance of 1,859,879 shares of Hydrocarb Energy Corporation common stock. The shares were valued at $3,589,567 which was the basis of the obligations settled. No gain or loss was recognized on the settlement. In addition, $25,000 of the related interest and fees was settled in cash.

Note Receivable

On September 6, 2013, we sold 575,000 shares of common stock of Hydrocarb Energy Corporation to an employee of the Company in exchange for a note receivable in the amount of $1,000,000. The note is non-interest bearing and is payable only upon the sale of the common stock to a third party or Hydrocarb Energy Corporation stock being listed on either the NASDAQ or NYSE stock exchanges. We will receive 95% of the proceeds up to $1,000,000 if the underlying stock is sold to a third party. Within 90 days of Hydrocarb Energy Corporation stock being listed on a major stock exchange, we will receive up to $1,000,000. Due to the terms of this arrangement, we determined that the gain on sale of this stock was contingent on the sales price at the time it is sold, and therefore represented a contingent gain. Consequently, we recorded a deferred gain of $177,750. (See Note 2 for additional discussion.)

Note 5 – Capital Stock

Preferred stock

On December 31, 2012, we issued 4,225 shares of Series A 7% Convertible Voting Preferred Stock (the “Series A Preferred Stock”) to Kent Watts, our CEO, in order to cancel a convertible debenture owed to him.This series is voting and has a cash dividend rate of 7% per year, payable at conversion in either cash or shares of common stock, at the Company’s option. The Series A Preferred Stock is convertible into common stock at a price of $2.00 per share and has common stock equivalent voting power. The Series A Preferred Stock has a stated value of $400 per share which resulted in a total stated value of $1,690,000.

During the ten months ended October 31, 2013, the holder of the Series A Preferred Stock earned dividends of $108,441. As of October 31, 2013, these dividends have not been accrued as liabilities since they were not declared by the Company. Dividends for the year ended December 31, 2012 were not material.

Common stock

On August 27, 2013, we issued 6,559,257 shares of common stock in exchange for a stock subscription receivable, which was paid prior to October 31, 2013.

Note 6 – Related Party Transactions

7% Convertible Debenture

On April 11, 2012, the Company entered into 7% Convertible Debenture due April 11, 2017 (the “Convertible Debenture”) payable to Kent Watts, our CEO. The Convertible Debenture provided for borrowing up to $2,000,000 from Mr. Watts. On April 11, 2012, the amount owed to him was $854,746 from prior advances which he had made to the Company for working capital purposes.

During the period from April 11, 2012 through December 31, 2012, Mr. Watts advanced an additional $835,254 for a total amount owed to him of $1,690,000. On December 31, 2012, all principal amounts owed under the Convertible Debenture were converted in the Series A Preferred Stock (See Note 5).

During the year ended December 31, 2012, we accrued interest in the amount of $62,972 on the Convertible Debenture. This amount remains unpaid as of October 31, 2013 and is included in accrued interest payable on the balance sheet.

Accounts payable – related party

During the ten months ended October 31, 2013, Mr. Watts advanced $1,329,250 to the Company for working capital purposes. As of October 31, 2013, $1,338,364 is owed to Mr. Watts for advances and is included in accounts payable – related party on the balance sheet.

Note 7 - Income Taxes

The reconciliation of our income tax provision at the statutory rate to the reported income tax expense is as follows:

	Ten months ended October 31, 2013	Year ended December 31, 2012
Tax expense at US statutory federal rate	27,000	753,000

Use of net operating loss carryforward	(132,000)	-
Temporary difference in valuation of stock received for consulting services	-	(1,103,000)
Change in valuation allowance	105,000	350,000
Reported income tax expense	-	-

Our deferred income taxes reflect the net tax effects of operating loss and tax credit carry forwards and temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.

Components of deferred tax assets as of October 31, 2013 and December 31, 2012 are as follows:

	October 31, 2013	December 31, 2012
Net operating loss carry-forward	284,000	673,000
Valuation allowance for deferred tax assets	(284,000)	(673,000)
	$—	$—

The valuation allowance is evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

We have no positions for which it is reasonable that the total amounts of unrecognized tax benefits at October 31, 2013 will significantly increase or decrease within 12 months.

Generally, our income tax years 2010 through 2013 remain open and subject to examination by Federal tax authorities or the tax authorities in Texas which are the jurisdictions where we have our principal operations. No material amounts of the unrecognized income tax benefits have been identified to date that would impact our effective income tax rate.

As of October 31, 2013, we had approximately $284,000 of U.S. federal and state net operating loss carry-forward (“NOLs”) available to offset future taxable income, which begins expiring in 2025, if not utilized. Future tax benefits that may arise as a result of these losses have not been recognized in these financial statements.  The deferred tax asset generated by the loss carry-forward has been fully reserved due to the uncertainty we will be able to realize the benefit from it.

Our ability to use our NOLs would be limited if it was determined that we underwent an “ownership change” under Section 382 (“Section 382”) of the Internal Revenue Code. Based upon the information available to us, along with our evaluation of various scenarios, we believe that our acquisition by Hydrocarb Energy Corporation in December 2013 may cause us to experience an “ownership change”.

Note 8 - Commitments and Contingencies

Contingencies

Legal

We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. We accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

Environmental

We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

Note 9 – Subsequent Events

On December 3, 2013, we issued 3,963 shares of our Series A Preferred Stock to Kent Watts, our CEO, in order to cancel amounts owed to him for advances he made to the Company in the amount of $1,585,200.The Series A Preferred Stock has a stated value of $400 per share which resulted in a total stated value of $1,585,200.

On December 4, 2013, the Company sold the 1,859,879 shares of Hydrocarb Energy Corporation common stock for $1,859,879. The purchase price is to be paid to the Company within (1) one week of the sale of the stock to a third party or (2) within 60 days of the six month anniversary of the December 4, 2013 stock sale or the date that the shares become unrestricted.

On December 9, 2013, the shareholders of the Company closed on a Stock Exchange Agreement with Hydrocarb Energy Corporation (formerly Duma Energy Corporation). As a result of this transaction, we became a wholly owned subsidiary of Hydrocarb Energy Corporation. All common stock and preferred stock of the Company was exchanged for an aggregate of 25,190,000 shares of common stock and 8,188 shares of preferred stock of Hydrocarb Energy Corporation.

SELECTED UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statement of operations and related notes are presented to show the pro forma effects of the acquisition of Hydrocarb Corporation (“Hydrocarb”). The pro forma condensed consolidated statements of operations for the year ended July 31, 2013 and for the three months ended October 31, 2013 are presented to show income from continuing operations as if the Hydrocarb acquisition occurred as of the beginning of each of the periods. The pro forma condensed consolidated balance sheet as of October 31, 2013 is presented to show the financial position as if the Hydrocarb acquisition occurred as of October 31, 2013.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of Hydrocarb occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with notes thereto and the financial statements as of and for the year ended July 31, 2013 and the financial statements as of and for the three months ended October 31, 2013 for Hydrocarb Energy Corporation (formerly Duma Energy Corporation) (“Duma”) and the financial statements as of and for the year ended December 31, 2012 and the financial statements as of and for the ten months ended October 31, 2013 for Hydrocarb included elsewhere in this Form 8-K.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of October 31, 2013

	Duma	Hydrocarb	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Cash and cash equivalents	$852,990	$42,514			$895,504
Oil and gas revenue receivable	577,904	-			577,904
Accounts receivable and other receivables	17,903	6,103			24,006
Accounts receivable – related party	84,358	25,559	(18,059)	(a)	91,858
Prepaid expenses and other current assets	218,841	38,842			257,683
Total current assets	1,751,996	113,018			1,846,955

Oil and gas properties
Evaluated properties, net	16,580,335	-			16,580,335
Unevaluated properties	1,105,400	910,543			2,015,943
Restricted cash	6,920,739	-			6,920,739
Available for sale securities	-	3,515,171	(3,515,171)	(c)	-
Note receivable	-	-	1,859,579	(c)	1,859,879
Note receivable – related party	-	1,000,000			1,000,000
Other assets	172,539	-			172,539
Property and equipment, net	25,390	58,502			83,892
Total assets	$26,556,399	$5,597,234	$(1,655,292)		$30,480,292

Liabilities and stockholders' equity (deficit)
Accounts payable and accrued expenses	$2,630,783	$48,117	(18,059)		$2,660,841
Current portion of notes payable	156,294	-			156,294
Assets retirement obligations – current	671,814	-			671,814
Advances	186,724	-			186,724
Deferred gain	-	177,750	-		-
Due to related parties	15,504	1,338,658	(1,338,658)	(b)	15,504
Accrued interest payable	-	85,530			85,530
Total current liabilities	3,661,119	1,650,055			3,954,457

Notes payable	103,877	-			103,877
Asset retirement obligation – noncurrent	10,441,661	-			10,441,661
Total liabilities	14,206,657	1,450,055			14,499,995

Stockholders' equity
Preferred stock	-	1,690,000	1,338,658	(b)	3,028,658
			(3,028,658)	(d)
			3,028,658	(d)
Common stock	15,141	68,882	(68,882)	(d)	62,741
			25,190	(d)
			22,410	(d)
Additional paid-in capital	80,335,192	466,348	(466,348)	(d)	82,649,657
			2,314,465	(d)
Accumulated other comprehensive loss	-	(74,396)	74,396	(c)	-
Retained earnings (deficit)	(68,000,591)	1,826,825	(1,729,688)	(c)	(69,730,279)
			(1,826,825)	(d)
Total stockholders' equity	12,349,742	3,977,659			16,010,777
Noncontrolling interests	-	(30,480)			(30,480)
Total equity	12,349,742	3,947,179			15,980,297
Total liabilities and stockholders' equity	$26,556,399	$5,597,234	$(1,655,292)		$30,480,292

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended July 31, 2013

	Duma	Hydrocarb	Pro forma Adjustments		Pro forma Consolidated
Revenues	$7,07,0540	$-			$7,070,540

Operating expenses:
Lease operating expense	4,560,201	-			4,560,201
Depreciation, depletion and amortization	1,085,980	9,876			1,095,856
Accretion	1,056,508	-			1,056,508
Consulting fees – related party	196,384	-	(196,384)	(e)	-
Acquisition-related costs – related party	37,234,752	-			37,234,752
General and administrative expense	3,298,376	812,498			4,110,874
Total operating expenses	47,432,201	822,374			48,058,191
Loss from operations	(40,361,661)	(822,374)			(40,987,651)
Other income (expense):
Consulting and other income	-	3,443,868	(3,155,500)	(e)	288,368
Net loss on sale of available for sale securities	(793,247)	-			(793,247)
Gain on derivative warrant liability	1,056,224	-			1,056,224
Loss on sale of assets	-	(14,053)			(14,053)
Interest income (expense), net	(499,360)	(120,463)	(320,000)	(e)	(939,823)
Foreign currency transaction gain	-	5,119			5,119
Total other income (expense)	(236,383)	3,314,471			(397,412)

Net income (loss) before income taxes	(40,598,044)	2,492,097			(41,385,063)
Income tax provision	122,949	-			122,949
Net income (loss)	(40,475,095)	2,492,097			(41,262,114)
Less: Net loss attributable to noncontrolling interests	-	(9,712)			(9,712)
Net income (loss) attributable to Duma	$(40,475,095)	$2,501,809			$(41,252,402)

Net loss per share:
Basic and diluted	$(3.11)	N/A			$(0.68)

Weighted average shares outstanding
Basic and diluted	13,028,592	N/A	25,190,000	(f)	60,628,592
			22,410,000	(f)

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended October 31, 2013

	Duma	Hydrocarb	Pro forma Adjustments		Pro forma Consolidated
Revenues	$1,840,211	$-			$1,840,211

Operating expenses:
Lease operating expense	1,117,332	-			1,117,332
Depreciation, depletion and amortization	300,991	924			301,915
Accretion	243,976	-			243,976
Consulting fees – related party	6,754	-	(6,754)	(e)	-
General and administrative expense	1,561,172	230,827			1,791,999
Total operating expenses	3,230,225	231,751			3,455,222
Loss from operations	(1,390,014)	(231,751)			(1,615,011)
Other income (expense):
Consulting and other income	-	553,140	(480,000)	(e)	73,140
Interest income (expense), net	(203,763)	50,720	480,000	(e)	326,957
Foreign currency transaction gain	-	(1,655)			(1,655)
Total other income (expense)	(203,763)	602,205			398,442

Net income (loss) before income taxes	(1,593,777)	370,454			(1,216,569)
Income tax benefit	(4,599)	-			(4,599)
Net income (loss)	(1,598,376)	370,454			(1,221,168)
Less: Net loss attributable to noncontrolling interests	-	(1,658)			(1,658)
Net income (loss) attributable to Duma	$(1,598,376)	$372,112			$(1,219,510)

Net loss per share:
Basic and diluted	$(0.12)	N/A			$(0.02)

Weighted average shares outstanding
Basic and diluted	13,281,003	N/A	25,190,000	(f)	60,881,003
			22,410,000	(f)

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

The acquisition of Hydrocarb is described elsewhere in this current report on Form 8-K. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2013 is based on the financial statements as of October 31, 2013 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statements of operations for the year ended July 31, 2013are based on the financial statements of Duma for the year ended July 31, 2013 and the financial statements of Hydrocarb for the year ended July 31, 2013 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statements of operations for the three months ended October 31, 2013 are based on the financial statements of Duma for the three months ended October 31, 2013 and the financial statements of Hydrocarb for the three months ended October 31, 2013 and the adjustments and assumptions described below.

2. Pro Forma Adjustments:

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)	Offset amounts payable by Duma to Hydrocarb.

(b)	Conversion of amounts owed to Kent Watts into Preferred Stock of Hydrocarb prior to the acquisition by Duma.

(c)	Sale of Duma stock held by Hydrocarb as available for sale securities in exchange for a note receivable in the amount of $1,859,879.

(d)	Exchange of 8,188 shares of Hydrocarb preferred stock and 68,881,807 shares of Hydrocarb common stock for 8,188 shares of Duma preferred stock and 25,190,000 shares of Duma common stock. Issuance of 22,410,000 shares of Duma common stock to the rights holders in connection with the acquisition of Hydrocarb.

(e)	Remove the effect of consulting fees paid by Duma to Hydrocarb.

(f)	Increase weighted average shares for the shares issued by Duma for the acquisition of Hydrocarb.